Exhibit 10.8

Amendment No. 2 to License Agreement between IAS and Wherify Wireless, Inc. (formerly "World Tracking Technologies, Inc.") dated March 15, 2001.


                      SECOND AMENDMENT TO LICENSE AGREEMENT
                      -------------------------------------

THIS  AMENDMENT  AGREEMENT  is  made  as  of  the  15th  day  of  March  2001.

BETWEEN:

         IAS  COMMUNICATIONS,  INC.,
         of  #l85,  10751  Shellbridge  Way
         Richmond,  BC  V6X  2W8

         (hereinafter  referred  to  as  "IAS")
                                                               OF THE FIRST PART
AND
         WHERIFY  WIRELESS,  INC.
         (formerly  WORLD  TRACKING  TECHNOLOGIES,  INC.)
         of  2000  Bridge  Parkway,  Suite  201
         Redwood  Shores,  CA  94065

         (hereinafter  referred  to  as  "Wherify")
                                                              OF THE SECOND PART

WHEREAS:

A. Wherify and IAS entered into a License Agreement dated January 31st, 2000 wherein IAS provided two sample antennas to Wherify for testing for a 30-day period (the "License Agreement");

B. Wherify completed the testing of the sample antennas and provided written confirmation to IAS that one of the sample antennas has been accepted and the second GPS antenna was not suitable to Wherify;

C. By way of an Amending Agreement made as of February 24, 2000 (the "First Amending Agreement"), the parties proceeded with and consummated the License for one of the Antennas only;

D. IAS failed to provide the materials (i.e., volume antennae quotations, drawings and other technical specification data, collectively, the "Materials") to enable Wherify to produce and/or resell the minimum number Antennas as set out in section 31(a) entitled "Minimum Quotas" in the License Agreement and IAS and Wherify wishes to further amend the License Agreement by way of this Agreement (the "Second Amending Agreement") whereby Wherify would be granted an extension for commencement of commercial production of the Antennas; and

E. IAS believes it is in the best interests of the Company to grant the extension and restructure the minimum royalty payment structure based on Wherify's best estimate as to commencement of commercial production of the Antennas by August 2001.

NOW THEREFORE, in view of the premises and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

1. All defined terms set out in this Agreement shall have the same meaning as the defined terms set out in the License Agreement and the First Amending Agreement, except that any reference to Antenna(s) shall mean only one Antenna and any reference to "World Tracking" shall be deleted


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                                       -2-

     and  replaced  with  "Wherify".

2. The parties hereto acknowledge and agree that pursuant to paragraph 15 of the License Agreement, Wherify has declined the right to an exclusive license to produce the Antennas.

3, IAS shall provide the Materials within five working days after signing this Agreement, subject to Wherify's reasonable approval as to accuracy and completeness.

4. Paragraph 31 of the License Agreement be deleted in its entirety and replaced as follows:

     "31. Wherify agrees that it shall meet the following minimum quotas or pay the corresponding Royalty Fee therefore, which quotas shall apply for the Antenna incorporated in the Products and Antenna sold by Wherify to third parties:

          (a) a minimum of 100,000 Antennas shall be manufactured and sold within 12 months from initial commercial production or Wherify shall pay a Royalty Fee to IAS in lieu of selling such minimum number;

          (b) a minimum of 150,000 Antennas shall be manufactured and sold within 24 months from initial commercial production or Wherify shall pay a Royalty Fee in lieu of selling such minimum number;

          (c) a minimum of 200,000 Antennas shall he manufactured and sold within 36 months from initial commercial production or Wherify shall pay a Royalty Fee in lieu of selling such minimum number;

          (d) a minimum of 250,000 Antennas shall be manufactured and sold within 48 months from initial commercial production or Wherify shall pay a Royalty Fee in lieu of selling such minimum number; and

          (e) a minimum of 300,000 Antennas shall be manufactured and sold within 60 months from initial commercial production or Wherify shall pay a Royalty Fee in lieu of selling such minimum number."

5. All other terms and conditions of the License Agreement shall remain unchanged and shall be binding upon the parties hereto.

6. If any provision of this Agreement is held by a competent court to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. IAS and Wherify hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected.

7. This Agreement and any modification or waiver of any provision hereof shall be binding only if set forth in writing and signed by both parties hereto and shall be effective only to the extent set forth in such modification or waiver and for the particular occasion.

8. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of California and the United States of America, and all matters shall be resolved solely in the United States of America.


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                                       -3-

IN WITNESS WHEREOF, the parties hereunder have executed this Agreement on the ___ day of March 2001.

IAS  COMMUNICATIONS,  INC.


Authorized  Signatory


/s/  John  G.  Robertson               /s/  Bill  Prevost
----------------------------           ----------------------------
John  G.  Robertson                    Bill  Prevost
Name                                   Name


President                              Chief  Executive  Officer
----------------------------           ----------------------------
Title                                  Title


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